UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2021

Duck Creek Technologies, Inc.
(Exact Name of the Registrant as Specified in Charter)

Delaware	333-240050	84-3723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Rd., Floor 10	Boston	Massachusetts	02210
(Street Address)	(City)	(State)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	DCT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.
On March 12, 2021, Duck Creek Technologies, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Meeting”). The Company’s stockholders voted on two proposals at the Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 29, 2021. Holders of the Company’s common stock were entitled to one vote for each share held as of the close of business on January 22, 2021. The final results with respect to each proposal are set forth below:
Proposal 1 – Election of Directors
The stockholders elected each of the three persons named below as Class I directors to serve until the annual meeting of stockholders to be held in 2024 and his successor is duly elected and qualified or until his earlier death, resignation or removal, based on the following votes:
	For	Withheld	Broker Non-Votes
Charles Moran	91,916,560	12,449,301	2,355,340
Stuart Nicoll	88,410,009	15,955,852	2,355,340
Jason Wright	90,273,370	14,092,491	2,355,340
Proposal 2 – Ratification of Independent Registered Public Accounting Firm
The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2021, based on the following votes:
For	Against	Abstain
106,708,653	9,369	3,179

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCK CREEK TECHNOLOGIES, INC.

By:	/s/ Vincent Chippari
	Name:	Vincent Chippari
	Title:	Chief Financial Officer
Date: March 16, 2021